Registration No. 333-219182

As filed with the Securities and Exchange Commission on March 11, 2019
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________________
POST EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

New Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	47-4314938
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

45 North Whittaker Street
New Buffalo, Michigan 49117
(Address of Principal Executive Offices)

New Bancorp, Inc. 2017 Equity Incentive Plan
(Full Title of the Plan)

Copies to:

Mr. Richard C. Sauerman	Kip A. Weissman, Esq.
President and Chief Executive Officer	Steven T. Lanter, Esq.
New Bancorp, Inc.	Thomas P. Hutton, Esq.
45 North Whittaker Street	Luse Gorman, PC
New Buffalo, Michigan 49117	5335 Wisconsin Ave., N.W., Suite 780
(269) 469-2222	Washington, DC 20015-2035
(Name, Address and Telephone	(202) 274-2000
Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box ☒

EXPLANATORY NOTE

New Bancorp, Inc. is a savings and loan holding company and the classes of securities to which this Registration Statement relates are held by fewer than 1,200 shareholders of record.  Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, New Bancorp, Inc. is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the shares of common stock, $0.01 par value, and all other securities registered under the Registration Statement that remain unsold.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Buffalo, in the State of Michigan, on March 11, 2019.
NEW BANCORP, INC.
By:	/s/ Richard C. Sauerman
Richard C. Sauerman
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of New Bancorp, Inc. (the “Company”) hereby severally constitute and appoint Richard C. Sauerman, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Richard C. Sauerman may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of common stock to be issued upon the exercise of stock options and the award of restricted stock under the New Bancorp, Inc. 2017 Equity Incentive Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Richard C. Sauerman shall do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.
Signatures	Title	Date

/s/ Richard C. Sauerman
Richard C. Sauerman	President, Chief Executive Officer and Director (Principal Executive Officer)	March 11, 2019

/s/ Shawna L. Zawada
Shawna L. Zawada	Chief Financial Officer and Senior Vice President	March 11, 2019

/s/ Jeffrey L. Vickers
Jeffrey L. Vickers	Director	March 11, 2019

/s/ Ralph Sommerfeld
Ralph Sommerfeld	Director	March 11, 2019

/s/ Dale A. Parkison
Dale A. Parkison	Director	March 11, 2019

/s/ Robert P. Rose
Robert P. Rose	Director	March 11, 2019